Exhibit 99.1

Viveve Reports Preliminary Full Year 2018 Financial Results, Announces 2019 Revenue Guidance and Provides Corporate Update

- Company reports $18.5 million in preliminary full year 2018 revenue, representing 21% year- over-year growth, and announces revenue guidance of $20.0 million for 2019

- Company undergoes restructuring to reduce operating expenses and focus on label expansion and market development

- Board announces election of Steven Basta as Chairman

ENGLEWOOD, CO -- January 16, 2019 -- Viveve Medical Inc. (NASDAQ: VIVE), a medical technology company focused on women's intimate health, today reported preliminary financial results for the full year ended December 31, 2018 and provided revenue guidance for 2019. The company also announced it has implemented changes to the Viveve organization to reduce operating expenses and focus on label expansion and market development for its cryogen-cooled monopolar radiofrequency (CMRF) technology.

“We are pleased to report continued revenue growth in 2018, with approximately $4.4 million in revenue for the fourth quarter and approximately $18.5 million for the full year, representing a 21% growth over the full year 2017. Our growing worldwide installed base and consumable treatment tip utilization is evidence of the large unmet need for a safe, non-invasive and clinically proven solution to effectively address women’s intimate health conditions,” said Scott Durbin, chief executive officer and director of Viveve. “We believe there is a major opportunity for Viveve to further concentrate our efforts on the key drivers of value creation moving forward, specifically, label expansion opportunities for the treatment of sexual function and stress urinary incontinence (SUI).”

During 2018, Viveve achieved significant clinical milestones that advanced the company’s strategic objective to obtain regulatory clearance to improve women’s sexual function and SUI. The company is planning for the successful execution of multiple clinical and regulatory milestones in 2019, including:

●	Completion of study enrollment in VIVEVE II for sexual function;
●	Release of final data from LIBERATE-International in SUI and achievement of regulatory clearance in this indication in over 35 international markets; and
●	Approval of the IDE from FDA to conduct the LIBERATE-U.S. trial in SUI.

“In recognition of the prevailing commercial dynamics, and to reinforce Viveve’s position as the leader in evidence-based women’s intimate health treatments, we are implementing a strategic organizational realignment that will reduce operating expenses, accelerate market awareness among gynecologists, urogynecologists and urologists in anticipation of future regulatory clearances, and support successful execution of all elements of our business plan in 2019,” Mr. Durbin added.

Preliminary Full Year 2018 Financial Results

Estimated total revenue from the sale of 57 Viveve Systems worldwide, approximately 4,600 disposable treatment tips and other ancillary consumables during the three months ended December 31, 2018, is expected to be approximately $4.4 million. Estimated total revenue for the full year 2018 is expected to be approximately $18.5 million from the sale of 259 Viveve Systems worldwide (203 in North America) and approximately 18,450 disposable treatment tips and other ancillary consumables, compared to revenue of $15.3 million for the full year 2017. This is an increase of $3.2 million or 21% year-over-year.

Cash and cash equivalents were approximately $29.5 million as of December 31, 2018, an increase of $8.8 million from $20.7 million as of December 31, 2017.

Viveve’s 2018 fourth quarter and year-end anticipated revenue results are preliminary and based on the most current information available and are subject to completion of the consolidated financial statements. The company plans to report its final fourth quarter and year-end 2018 financial results in March 2019.

Strategic Organizational Realignment

Following an internal review and assessment of current market dynamics and prevailing trends in the women’s health industry, Viveve is implementing an organizational and strategic realignment to reduce operating expenses and prepare the company for expanded indications for its CMRF technology platform for improved sexual function and stress urinary incontinence in women. Clinical trials planned and underway for these indications, global commercialization efforts, and strengthened market development activities that target gynecology, urogynecology and urology specialties will be the core focus of the company. This change includes a reduction in Viveve’s direct sales organization, which will be repositioned to provide targeted market development activities to further expand awareness and adoption of Viveve’s CMRF technology in these medical specialties. The company’s current and prospective aesthetic medicine customers in the U.S. will be supported by a network of distributor partners under Viveve’s direction. International commercial distribution will remain unchanged through Viveve’s global network of distributor partners.

“We believe this organizational and strategic realignment best positions Viveve to optimize the deployment of our resources and enhance our targeted focus on the medical specialties and physicians that have the highest potential to support our long-term growth and profitability,” said Mr. Durbin.

New Chairman Appointed by Board of Directors

The Viveve board of directors has appointed current board member, Steven Basta, to the position of chairman. Mr. Basta is a seasoned healthcare executive with a long track record of building successful private and public companies. He joined the Viveve board as an independent director in 2018 and has assumed the chairman role from Dan Janney, who resigned from the Viveve board with this transition.

“On behalf of Viveve, we thank Dan for his past leadership and contributions to Viveve’s success and look forward to Steve’s leadership as chairman,” said Mr. Durbin.

About Viveve

Viveve Medical, Inc. is a women's intimate health company committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System incorporates cryogen-cooled, monopolar radiofrequency (CMRF) technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate neocollagenesis in a single in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications in over 50 countries. Viveve is conducting VIVEVE II, a multicenter, randomized, double-blind, sham-controlled clinical trial to assess improvement of sexual function in women following vaginal childbirth. The trial is currently enrolling and if successful could support a marketing application for a new U.S. commercial indication. Currently, in the United States, the Viveve System is cleared by the Food and Drug Administration (FDA) for use in general surgical procedures for electrocoagulation and hemostasis.

Viveve has fully enrolled LIBERATE-International, one of two planned independent, multicenter, randomized registration trials for the improvement of SUI in women and plans to re-submit an Investigational Device Exemption (IDE) to the FDA for LIBERATE-U.S., after conducting certain safety testing. The results of these two trials, if successful, could support marketing applications in the U.S. and in over 35 countries around the world for this new commercial indication.

For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, our ability to obtain approval or clearance for sale of our medical device for all indications sought, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware, unless required by law.

Viveve is a registered trademark of Viveve, Inc.

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